FIRST AMENDMENT
TO
SHOPPING CENTER PURCHASE AGREEMENT

TIIIS FIRST AMENDMENT TO SHOPPING CENTERS PURCHASE AGREEMENT
("Amendment'') is made as of January 22, 2014, by and between WAYNESBORO PLAZA, LLC, a Virginia limited liability company, and STAUNTON PLAZA, LLC, a Virginia limited liability company (each individually, and together collectively, "Seller"), and THE PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (''Purchaser").
RECITALS :
A.    Seller, as Seller, and Purchaser, as Purchaser, are parties to that certain Shopping Centers Purchase Agreement dated December 18, 2013 ("Agreement' with respect to the Waynesboro Plaza Shopping Center and the Staunton Plaza Shopping Center, located in Staunton, Virginia as more particularly described in the Agreement.
B.    Seller and Purchaser desire to amend the Agreement as more particularly set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1.	Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings when used herein ascribed to such terms in the Agreement.

2.
This Amendment shall constitute Purchaser's notice to Seller pursuant to Section 3.4 of the Agreement that Purchaser is satisfied with or hereby waives satisfaction of the Physical/Financial Review Condition as of the date of this Amendment, and the parties shall proceed to Closing, subject to satisfaction or waiver of the Loan Assumption Condition, the Estoppel Condition, Purchaser's satisfaction with Survey and Title pursuant to Section 3.6 of the Agreement, and the other applicable provisions of the Agreement.

3.
Seller and Purchaser acknowledge that the inspection Period expires on January 23, 2014, however, Purchaser shall have until February 3, 2014 to deliver Title and Survey Objections to Seller in accordance with Section 3.6 of the Agreement, and Section 3.6 shall be deemed modified accordingly.

4.
Seller and Purchaser agree that an escrow shall be established at Closing in the amount of Two Hundred Thousand Dollars ($200,000.00) (the "Five Guys Escrow"), which may be drawn monthly by Purchaser after Closing (i) in the amount of $8,000 for each month following the expiration of the Five Guys lease at Staunton Plaza or the earlier failure of Five Guys to pay rent or other charges thereunder, for payment of full minimum rental and all so-called "triple net'' charges ("Recoveries") for the Five Guys leased space, until the date that a replacement tenant acceptable to Purchaser in its sole discretion (a "Replacement Tenant') has commenced paying rent and Recoveries or until the Five Guys Escrow is exhausted, whichever first occurs, and (ii) to pay all leasing commissions and all tenant improvement costs, lease buyouts, moving and other tenant allowances and any other tenant inducements (collectively, "Tenant Inducements")required under a lease with a Replacement Tenant for the Five Guys leased space, as and when the same shall be due. Any funds remaining in the Five Guys Escrow at the time a Replacement Tenant has commenced paying rent and Recoveries, shall be paid to Seller. Notwithstanding anything contained above to the contrary, in the event a Replacement Tenant enters into a lease requiring payment of a minimum rental charge that is less than the minimum rental due under the Five Guys lease (a "Replacement Tenant Shortfall"), within ten (10) business days after the Replacement Tenant commences payment of rent and Recoveries, Seller and Purchaser shall "true-up" the Five Guys Escrow, the Replacement Tenant Shortfall shall be released to Purchaser in an amount equal to the monthly Replacement Tenant Shortfall amount multiplied by the number of months remaining in the five (5) year period measured from the Closing Date, and the balance of the Five Guys Escrow shall be paid to Seller. The provisions of this Section 4 shall survive the Closing and shall be evidenced by a separate Escrow Agreement to be entered into by Purchaser and Seller at Closing. The maximum liability of Seller with respect to rent. leasing commissions and Tenant Inducements for the premises currently leased by Five Guys shall be limited to the amount of the Five Guys Escrow.
5.    Except to the extent modified by this Amendment. the Agreement is hereby Agreement is hereby reinstated, restated and republished in its entirety and shall be deemed to be in full force and effect. This Amendment may be executed in multiple counterparts, each of which, when taken together, shall be deemed one and the same original. Executed copies of this Amendment may be delivered between the parties via electronic mail. This Amendment and the exhibits attached hereto sets forth fully and completely the agreement between the parties in connection with the subject matter of the Amcmdmen1; there are no written or oral agreements between the parties relating to this Amendment that are not expressly set forth herein and this Amendment supersedes all prior oral or written agreements relating to this Amendment In the event that any of the terms, conditions and provisions of this Amendment shall conflict with any of the terms, conditions or provisions of the Agreement, the provisions of this Amendment shall be controlling. This Amendment and the terms, conditions and provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signatures on following pages]

IN WITNESS WHEREOF, Purchaser has executed this Amendment as of the day and year first above written.
PURCHASER:
THE PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By: PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership,
Managing Member
By: PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation,
General Partner

By: /s/ Robert F. Myers
Name: Robert F. Myers
Its: President

IN WITNESS WHEREOF, Seller has executed this Amendment as of the day and year first above written.

SELLER:
WAYNESBORO PLAZA, LLC,
a Virginia limited liability company
By: /s/ Roland R. Guyot
Name: Roland R. Guyot
Title: Member

By: /s/ Stephen B. Swartz
Name: Stephen B. Swartz
Title: Member

STAUNTON PLAZA, LLC,
a Virginia limited liability company
By: /s/ Roland R. Guyot
Name: Roland R. Guyot
Title: Member

By: /s/ Stephen B. Swartz
Name: Stephen B. Swartz
Title: Member